CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Director and Stockholder of SoCal Harvest, Inc.

We hereby consent to the use in this Registration Statement on Form S-1 of SoCal Harvest, Inc. of our report dated June 17, 2019 related to the financial statements as of December 31, 2018 and 2017 appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the caption ‘Experts’ in the Prospectus.

/s/ Turner, Stone & Company, L.L.P.

Certified Public Accountants

Dallas, Texas

August 27, 2019